Exhibit 99.1

CITI TRENDS ANNOUNCES THIRD QUARTER FISCAL 2025 RESULTS

Q3 2025 total sales of $197.1 million with comparable store sales growth of 10.8%; Two-year stack of 16.5%

Year-to-date total sales of $589.6 million with comparable store sales growth of 10.0%; Two-year stack of 12.3%

Strengthens off-price leadership with primary African American consumer

Delivers strong back-to-school performance

Company raises Fiscal 2025 Guidance

SAVANNAH, GA (December 2, 2025) — Citi Trends, Inc. (NASDAQ: CTRN), a leading off-price value retailer of apparel, accessories and home trends primarily for African American families in the United States, today reported results for the third quarter ended November 1, 2025. For purposes of comparison, unless otherwise stated, metrics in this release are compared to the 13-week quarter and 39-week year-to-date period ended November 2, 2024.

Chief Executive Officer Comments

Ken Seipel, Chief Executive Officer, said: “I am pleased to report another quarter of strong results, reflecting disciplined execution and meaningful progress with our strategic transformation. Our third quarter comparable store sales growth of 10.8%, 16.5% on a two-year stack basis, represents our fifth consecutive quarter of positive comp performance, bringing our year-to-date comp to 10.0%, and 12.3% on a two-year stack basis. We’re experiencing broad-based momentum at Citi Trends, with sales growth spanning all store volume groups, geographies, and product categories, highlighting the comprehensive nature of our business improvement. Importantly, increased traffic is driving the majority of our sales growth.

We delivered a strong back-to-school season fueled by continued momentum in our Children’s, Mens and Basic apparel divisions. We continue to sharpen our product and value for our core customer, and in the quarter we saw strong response to elevated brands and fashion for the Fall, as well as strong response to early holiday assortments late in the quarter. As a result, our sales momentum has continued fourth quarter to date. I’m also excited to announce that this holiday season we are launching the rebranded Citi Trends “Joy Looks Good on You” campaign and updated social media presence under the “@wearecititrends” tagline.

Moving ahead, we remain committed to enhancing our operational processes and strengthening our capabilities as we work to capture the substantial growth opportunities before us. We have established a clear line of sight to achieve approximately $45 million of EBITDA* in fiscal 2027, which would represent a $60 million improvement from 2024 levels. While we’re in the early stages of what I believe will be a compelling transformation, we have built a definitive, actionable and internally controllable plan to accelerate shareholder value creation over the next few years.”

Financial Highlights – Third Quarter 2025

•	Total sales of $197.1 million increased $18.0 million, or 10.1% vs. Q3 2024; comparable store sales increased 10.8% compared to Q3 2024 driven by increases in traffic, basket and conversion, reflecting the impact of the three-tiered merchandise assortment, including more trendy product, off-price deals and more branded extreme value product.

•	Gross margin of 38.9%, consistent with internal operating plan, declined 90 basis points compared to Q3 2024. Q3 2025 included product margins consistent with first half ’25 performance and the pull-forward of freight expense from Q4 to balance holiday workload in the distribution centers. Prior year period results were positively impacted by low markdowns and shrink following last year’s Q2 strategic inventory reset, that ultimately jump started the Company’s top line turn-around.

•	SG&A expense of $79.3 million, or $79.5 million as adjusted*, vs. Q3 2024 SG&A expense of $74.7 million, or $74.6 million as adjusted*, reflecting the costs to process higher sales and $3.2 million of incremental incentive compensation from improved financial performance. On a rate basis, adjusted SG&A expenses levered 130 basis points compared to Q3 2024.

•	Net loss of $6.9 million, or adjusted net loss* of $7.1 million, vs. net loss of $7.2 million, or adjusted net loss* of $6.5 million in Q3 2024.

•	Adjusted EBITDA* loss of $2.9 million vs. adjusted EBITDA* loss of $3.3 million in Q3 2024.

•	Real Estate: Remodeled 24 stores and opened 3 stores in the quarter, ending the period with 593 locations.

•	Cash of $51.1 million at quarter-end, with no debt and no borrowings under a $75 million credit facility.

•	Merchandise inventory was $123.5 million at the end of the quarter, a decrease of 3.1% vs. Q3 2024, with average store inventory up 4.5% vs. last year, reflecting revised timing of pre-holiday product deliveries.

Financial Highlights – 39 weeks ended November 1, 2025

•	Total sales of $589.6 million increased $47.7 million, or 8.8% vs. 2024; comparable store sales increased 10.0% to 2024, 12.3% on a two-year basis

•	Net loss of $2.2 million, including the $11.0 million gain on the sale of the Savannah office building in Q2 2025, or adjusted net loss* of $12.5 million, vs. net loss of $29.0 million, or adjusted net loss* of $25.2 million in 2024.

•	Adjusted EBITDA* loss of $0.1 million compared to adjusted EBITDA* loss of $21.3 million in 2024. Adjusted EBITDA* improvement of $21.2 million to last year driven by higher sales, 290 basis point increase in gross margin rate and 100 basis points of adjusted SG&A leverage, including the impact of higher incentive compensation accruals.

Fiscal 2025 Outlook

The Company is updating its fiscal 2025 outlook as follows:

•	Expecting full year comparable store sales to be up high-single digits, on the high end of previous outlook

•	Full year gross margin is expected to expand approximately 230 basis points vs. 2024, on the high end of previous outlook

•	SG&A is expected to leverage approximately 90 basis points vs. 2024, on the high end of previous outlook

•	Full year EBITDA* is now expected to be in the range of $10 million to $12 million, above previous outlook, a $24 million to $26 million improvement vs. 2024

•	Expecting 2025 effective tax rate of approximately 0%, consistent with previous outlook

•	For the year, the Company will open 3 new stores and remodel 62 stores, consistent with previous outlook. The Company will close 4 locations, above the previous outlook of 3 closures

•	Full year capital expenditures are now expected to be approximately $23 million, on the lower end of previous outlook

While the Company does not provide quarterly guidance, given where it is in its fiscal year, it is offering the following comments about the fourth quarter of fiscal 2025:

•	Q4 comparable store sales are expected to be up high-single digits

•	Q4 gross margin is expected to be in the range of 40% to 41%

•	SG&A is expected to be approximately $82 million

•	Q4 EBITDA* is expected to be in the range of $10 million to $12 million

Investor Conference Call and Webcast

Citi Trends will host a conference call today at 9:00 a.m. ET. The live broadcast of Citi Trends’ conference call will be available online at the Company’s website, cititrends.com, under the Investor Relations section, beginning today at 9:00 a.m. ET. The online replay will follow shortly after the call and will be available for replay for one year.

The live conference call can also be accessed by dialing (877) 407-0779. A replay of the conference call will be available until December 9, 2025, by dialing (844) 512-2921 and entering the passcode,13756478.

During the conference call, the Company may discuss and answer questions concerning business and financial developments and trends that have occurred after quarter-end. The Company’s responses to questions, as well as other matters discussed during the call, may contain or constitute information that has not been disclosed previously.

*Non-GAAP Financial Measures

The historical non-GAAP financial measures discussed herein are reconciled to their corresponding GAAP measures at the end of this press release. The Company is unable to provide a full reconciliation of the forward-looking non-GAAP financial measures above without unreasonable effort because it is not possible to predict certain of the adjustment items with a reasonable degree of certainty. This information is dependent upon future events and may be outside of the Company’ control and its unavailability could have a significant impact on its financial results.

About Citi Trends

Citi Trends, Inc. is a leading off-price value retailer of apparel, accessories and home trends primarily for African American families in the United States. The Company operates 593 stores located in 33 states. For more information, visit cititrends.com or your local store.

Forward-Looking Statements

All statements other than historical facts contained in this news release, including statements regarding the Company’s future financial results and position, business policy and plans, objectives and expectations of management for future operations and capital allocation expectations, are forward-looking statements as defined in the Private Securities Litigation Reform Act of 1995 that are subject to material risks and uncertainties. The words “believe,” “may,” “could,” “plans,” “estimate,” “expects,” “continue,” “anticipate,” “intend,” “expect,” “upcoming,” “trend” and similar expressions, as they relate to the Company, are intended to identify forward-looking statements, although not all forward-looking statements contain such language. Statements with respect to earnings, sales or new store guidance are forward-looking statements. Investors are cautioned that any such forward-looking statements are subject to the finalization of the Company’s quarter-end financial and accounting procedures, are not guarantees of future performance or results, and are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results or developments may differ materially from those included in the forward-looking statements as a result of various factors which are discussed in our Annual Reports and Quarterly Reports on Forms 10-K and 10-Q, respectively, and any amendments thereto, filed with the Securities and Exchange Commission. These risks and uncertainties include, but are not limited to, uncertainties relating to general economic conditions, including inflation, energy and fuel costs, unemployment levels, and any deterioration whether caused by acts of war, terrorism, political or social unrest (including any resulting store closures, damage or loss of inventory) or other factors; changes in market interest rates and market levels of wages; the imposition of new taxes on imports, new tariffs and changes in existing tariff rates; the imposition of new trade restrictions and changes in existing trade restrictions; impacts of natural disasters such as hurricanes; uncertainty and economic impact of pandemics, epidemics or other public health emergencies; transportation and distribution delays or interruptions; changes in freight rates; the Company’s ability to attract and retain workers; the Company’s ability to negotiate effectively the cost and purchase of merchandise inventory risks due to shifts in market demand and to manage inventory shrinkage; the Company’s ability to gauge fashion trends and changing consumer preferences; consumer confidence and changes in consumer spending patterns; competition within the industry; competition in the Company’s markets; the duration and extent of any economic stimulus programs; changes in product mix; interruptions in suppliers’ businesses; risks related to cybersecurity, data privacy and intellectual property; temporary changes in demand due to weather patterns; seasonality of the Company’s business; the results of pending or threatened litigation; delays associated with building, remodeling, opening and operating new stores; and delays associated with building, and opening or expanding new or existing distribution centers. Any forward-looking statements by the Company, with respect to guidance, the repurchase of shares pursuant to a share repurchase program, or otherwise, are intended to speak only as of the date such statements are made. Except as required by applicable law, including the securities laws of the United States and the rules and regulations of the Securities and Exchange Commission, the Company does not undertake to publicly update any forward-looking statements in this news release or with respect to matters described herein, whether as a result of any new information, future events or otherwise.

Contact:

Tom Filandro
ICR, Inc. CitiTrendsIR@icrinc.com

CITI TRENDS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (unaudited)

(in thousands, except per share data)

	Third Quarter
	2025	2024	2023
Net sales	$197,091	$179,066	$179,520

Cost of sales (exclusive of depreciation shown separately below)	(120,462)	(107,833)	(110,942)
Selling, general and administrative expenses	(79,346)	(74,730)	(69,654)
Depreciation	(4,627)	(4,755)	(4,749)
Asset impairment	—	(574)	(178)
Income (loss) from operations	(7,344)	(8,826)	(6,003)
Interest income	541	482	894
Interest expense	(91)	(79)	(76)
Income (loss) before income taxes	(6,894)	(8,423)	(5,185)
Income tax benefit	—	1,271	1,322
Net income (loss)	$(6,894)	$(7,152)	$(3,863)

Basic net income (loss) per common share	$(0.86)	$(0.86)	$(0.47)
Diluted net income (loss) per common share	$(0.86)	$(0.86)	$(0.47)

Weighted average number of shares outstanding
Basic	8,050	8,356	8,238
Diluted	8,050	8,356	8,238

	Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024	October 28, 2023
	(unaudited)	(unaudited)	(unaudited)
Net sales	$589,569	$541,907	$532,762

Cost of sales (exclusive of depreciation shown separately below)	(356,857)	(343,710)	(331,827)
Selling, general and administrative expenses	(233,138)	(222,721)	(210,004)
Depreciation	(13,545)	(14,331)	(14,138)
Asset impairment	(327)	(1,835)	(178)
Gain on sale of building	10,960	—	—
Income (loss) from operations	(3,338)	(40,690)	(23,385)
Interest income	1,388	1,942	2,804
Interest expense	(255)	(238)	(228)
Income (loss) before income taxes	(2,205)	(38,986)	(20,809)
Income tax benefit	—	9,995	5,279
Net income (loss)	$(2,205)	$(28,991)	$(15,530)

Basic net income (loss) per common share	$(0.27)	$(3.49)	$(1.89)
Diluted net income (loss) per common share	$(0.27)	$(3.49)	$(1.89)

Weighted average number of shares outstanding
Basic	8,039	8,315	8,215
Diluted	8,039	8,315	8,215

CITI TRENDS, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (unaudited)

	November 1, 2025	November 2, 2024
Assets:
Cash and cash equivalents	$51,098	$38,872
Inventory	123,536	127,514
Prepaid and other current assets	17,458	16,726
Property and equipment, net	53,161	48,878
Operating lease right of use assets	217,187	218,899
Deferred tax assets	—	15,301
Other noncurrent assets	1,820	886
Total assets	$464,260	$467,076

Liabilities and Stockholders' Equity:
Accounts payable	$97,986	$82,791
Current operating lease liabilities	43,585	49,390
Accrued liabilities	36,268	25,837
Other current liabilities	2,008	1,548
Noncurrent operating lease liabilities	174,453	175,767
Other noncurrent liabilities	2,130	1,473
Total liabilities	356,430	336,806

Total stockholders' equity	107,830	130,270
Total liabilities and stockholders' equity	$464,260	$467,076

CITI TRENDS, INC.

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES (unaudited)

(in thousands, except per share data)

The Company sometimes uses financial measures that are derived from the consolidated financial statements but that are not presented in accordance with GAAP to understand and evaluate the Company’s current operating performance and to allow for period-to-period comparisons. The Company believes these non-GAAP financial measures may also provide useful information to investors and others. These non-GAAP measures may not be comparable to similarly titled non-GAAP measures of other companies and should be considered in addition to and not as a substitute for or superior to, any measure of performance, cash flow or liquidity prepared in accordance with GAAP. The Company is providing a reconciliation of reported non-GAAP financial measures to their comparable financial measures on a GAAP basis.

	Third Quarter
	November 1, 2025	November 2, 2024
Reconciliation of Adjusted SG&A
SG&A	$(79,346)	$(74,730)
CEO transition expenses[2]	—	121
Cyber incident expenses[3]	(195)	—
Shareholder matters[4]	—	44
Adjusted SG&A	$(79,541)	$(74,565)

	Third Quarter
	November 1, 2025	November 2, 2024
Reconciliation of Adjusted Net Income (Loss)
Net loss	$(6,894)	$(7,152)
Asset impairment	—	574
CEO transition expenses[2]	—	121
Cyber incident expenses[3]	(195)	—
Shareholder matters[4]	—	44
Tax effect	—	(111)
Adjusted net loss	$(7,089)	$(6,524)

	Third Quarter
	November 1, 2025	November 2, 2024
Reconciliation of Adjusted EBITDA
Net loss	$(6,894)	$(7,152)
Interest income	(541)	(482)
Interest expense	91	79
Income tax benefit	—	(1,271)
Depreciation	4,627	4,755
Asset impairment	—	574
CEO transition expenses[2]	—	121
Cyber incident expenses[3]	(195)	—
Shareholder matters[4]	—	44
Adjusted EBITDA	$(2,912)	$(3,332)

	Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024
Reconciliation of Adjusted SG&A
SG&A	$(233,138)	$(222,721)
Lease termination fee[5]	390	—
Severance[1]	388	—
Shareholder matters[4]	146	1,695
Cyber incident expenses[3]	(597)	36
CEO transition expenses[2]	—	1,479
Adjusted SG&A	$(232,811)	$(219,511)

	Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024
Reconciliation of Adjusted Net income (loss)
Net loss	$(2,205)	$(28,991)
Gain on sale of building	(10,960)	—
Asset impairment	327	1,835
Lease termination fee[5]	390	—
Severance[1]	388	—
Shareholder matters[4]	146	1,695
Cyber incident expenses[3]	(597)	36
CEO transition expenses[2]	—	1,479
Tax effect	—	(1,293)
Adjusted net loss	$(12,511)	$(25,239)

	Thirty-Nine Weeks Ended
	November 1, 2025	November 2, 2024
Reconciliation of Adjusted EBITDA
Net loss	$(2,205)	$(28,991)
Interest income	(1,388)	(1,942)
Interest expense	255	238
Income tax benefit	—	(9,995)
Depreciation	13,545	14,331
Gain on sale of building	(10,960)	—
Asset impairment	327	1,835
Lease termination fee[5]	390	—
Severance[1]	388	—
Shareholder matters[4]	146	1,695
Cyber incident expenses[3]	(597)	36
CEO transition expenses[2]	—	1,479
Adjusted EBITDA	$(99)	$(21,314)

1 Represents severance and related costs resulting from the CEO transition and subsequent implementation of CEO-led organizational changes.

2 Represents costs associated with the hiring of a new CEO.

3 Represents costs associated with the cyber disruption of the Company's back office and distribution center IT systems in January 2023.

4 Represents costs related to requests and inquiries from a significant shareholder.

5 Represents a lease termination fee associated with the closure of a store.